Exhibit 99

MEREDITH CORPORATION INVESTOR CONFERENCE CALL
FOURTH QUARTER AND FISCAL YEAR 2003

INTRODUCTION

JIM JACOBSON

Good morning. I'm Jim Jacobson, Director of Investor Relations for Meredith Corporation. With me today are Bill Kerr, our Chairman and Chief Executive Officer; Steve Lacy, President of our Publishing Group; Suku Radia, our Chief Financial Officer and Steve Cappaert, our new Corporate Controller. Kevin O'Brien, President of our Broadcasting Group, joins us from San Francisco.

This morning we will discuss our results for the fourth quarter and fiscal year ended June 30, 2003, provide guidance for the first quarter and all of fiscal 2004. Then, we'll open the call to your questions.

Before our presentation, I will take care of a few "housekeeping" items.

First, this call is being webcast on our website - Meredith.com. A replay will be available through August 12th. Our formal remarks will be available on our website and will be furnished to the SEC as part of an 8-K.

Second, when discussing our Broadcasting Group, we will use the term "same-station", which in all periods is adjusted to include KPTV in Portland, OR and to exclude the two Florida stations exchanged for KPTV in June 2002.

Third, SEC Regulation G addresses the use and disclosure of non-GAAP financial measures. In this call, we will refer to non-GAAP measures, such as FAS 142-adjusted results, EBITDA, and results that exclude non-operating income or expense items. We believe these measures, combined with GAAP results, provide an additional analytic tool to understand our core operations. Unless specifically stated otherwise, all fiscal 2002 results are stated on an adjusted, or a non-GAAP, basis as if the amortization provisions of FAS 142 were in effect in fiscal 2002. Also, non-operating income and expense items have been excluded in both fiscal years, including the loss on discontinued interest rate hedges in fiscal 2002. The financial statements in our press release issued this morning present our GAAP and adjusted results. Tables in the release reconcile GAAP results to the non-GAAP measures. You may access this information on our website.

Last, in today's call we will include statements that are considered forward-looking within the meaning of Federal securities laws. These statements are based on Management's current knowledge and expectations, and are subject to certain risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

Factors that could adversely affect future results include, but are not limited to, changes in advertising and consumer demand; paper prices; postage rates; overall economic conditions; and world, national and local events that could interrupt broadcast television. A comprehensive description of the Risk Factors can be found in our earnings release issued today and in certain of our SEC filings. The company undertakes no obligation to update any forward-looking statement.

At this time, I'll turn the program to Bill.

BILL KERR

Thanks Jim, and welcome to everyone. To begin, let me welcome Steve Cappaert, who joined Meredith in late June as Corporate Controller. Steve joins us from United Stationers in the Chicago area and brings nearly 20 years of accounting, auditing, and senior financial management to the position. We are happy to have him aboard.

I trust you have received and reviewed our earnings release that was issued this morning. This was an all-time record quarter and wrapped-up a very successful year. I'll provide an overview of our performance in the fourth quarter and twelve months of fiscal 2003. Steve Lacy and Kevin will update you on their respective segment. Suku will discuss our financial position and our outlook for the first quarter and all of fiscal 2004. Then, we'll address your questions.

Before I get into the specific discussion of our results, I want to provide some thoughts on the recently completed fiscal year.

In the face of a still uncertain economy, we outperformed most of our peers and our peer averages, gaining market share in our magazine and broadcasting operations. This performance was based on the solid execution of our publishing strategies and the continued turnaround in broadcasting.

We also created outstanding value for our shareholders. Not only was our one-year stock performance at the top of several averages we monitor, but it impressively built on the strong performance of the prior year.

We also continued to strengthen the organizational leadership of our company, with new management promotions and additions in Publishing, Broadcasting and at the corporate level. Our management and business teams are deeper and stronger than they have ever been before, and we are poised for what the future may bring.

Thanks to a strong foundation and a commitment to excellence, we have achieved "best of class" status in regard to the new corporate governance and financial reporting requirements.

Finally, we made strategic moves that we believe will expand our revenue and profit base over time. We acquired The American Baby Group. We continued to expand the powerful Better Homes and Gardens brand, including our relationship with Home Interiors. We grew our non-advertising revenue sources, most notably our book business. And, we structured a duopoly in Portland. Fiscal 2003 was an important year in which we successfully executed our strategic initiatives that were developed to counter the worst advertising recession since World War II. Moving forward, we will build on this success and deliver value to all our constituencies - consumers, advertisers, communities, and shareholders.

Now, looking at the specific results for the fourth quarter and fiscal year, we are very pleased to report another strong quarter. As indicated earlier, our adjusted earnings per share of $0.60 are an all-time quarterly record. Adjusted net earnings grew 26 percent and total revenues rose 12 percent, driven by 15 percent growth in advertising revenues.

Improved profit contribution was broad-based throughout our Publishing Group in the fourth quarter and reflects our ability to generate strong advertising revenue with our trusted brands and grow revenues from non-advertising sources. Our Broadcasting Group continued its margin improvement with market share and ratings gains.

For fiscal 2003, our adjusted net earnings increased 31 percent and total revenues grew 9 percent. These results reflect advertising revenue growth and market share gains by our magazine group; strong performance from our book operations; and the turnaround in our broadcasting segment.

Our magazine and broadcasting operations continued to outperform their respective industries in the fourth quarter and full fiscal year. According to PIB, advertising pages for our magazines as a group rose 19 percent in the fourth quarter and were up 12 percent, excluding American Baby, which was acquired in December 2002. This compares to a one percent decline for the industry in the quarter. For the full year, pages for our magazines as a group grew 19 percent and were up 14 percent, excluding American Baby, compared to a one percent increase for the industry.

Our broadcasting same-station revenues rose 5 percent in the fourth quarter, compared to 2 percent revenue growth for the industry, according to TVB. For the full fiscal year, our same-station revenues grew 15 percent, compared to 11 percent industry growth during our fiscal 2003.

Our Publishing Group's performance in the fourth quarter was led by strong profit growth in several of our magazines, including Better Homes and Gardens, Ladies' Home Journal, MORE, Country Home, Midwest Living, and our Special Interest Publications. Our book operations continued to perform well, and we experienced a rebound in our integrated marketing operations.

Our Broadcasting Group continued its improvement. We posted a strong May ratings book, which augmented the ratings improvements in the November and February books. These gains have been translated into revenue and profit growth. The fourth quarter was the fifth consecutive quarter with an improved year-over-year EBITDA margin.

Before I turn the call to Steve Lacy for an update on the Publishing Group, I want to highlight our long-term financial objectives. When you think of Meredith, think of these objectives, as they are the ones to which we are managing the business.

First, we believe each of our segments should improve its margin over the long term. Publishing should add a percentage point per year in the next three years to reach a 20 percent operating margin. Broadcasting should improve its EBITDA margin to the 40 percent level in two to three years.

Second, successful execution by each of our business segments will drive earnings per share growth. We believe realistic earnings per share growth should be in the low double digits in non-political years and mid to high teens in political years.

Now, Steve will discuss our Publishing Group results.

PUBLISHING

STEVE LACY

Thanks, Bill. I'll start with an overview of our results. Then, I'll discuss our magazine operations, our integrated marketing business, our interactive media operations, and our book business.

In the fourth quarter:

  Adjusted operating profit grew 24 percent.
  Adjusted operating profit margin was 20 percent, up from 19 percent.
  Total Publishing Group revenues increased 17 percent and grew 10 percent, excluding American Baby.
  Publishing advertising revenue as a group rose 26 percent and increased 16 percent, excluding American Baby.

For fiscal 2003:

  Adjusted operating profit increased 17 percent.
  Adjusted operating profit margin was 17 percent, compared to 16 percent in the prior year.
  Revenues rose 10 percent.
  Publishing advertising revenues grew 18 percent.

BHG and LHJ

First, let me talk about our magazine operations.

Our fourth quarter results were led by strong profit growth at our large titles, Better Homes and Gardens and Ladies' Home Journal; our mid-sized magazines, including Midwest Living, MORE, and Country Home; and our Special Interest Publications.

Better Homes and Gardens continued its strong advertising performance. Advertising pages grew 11 percent in the quarter and Better Homes remains the clear leader in terms of advertising revenue in the women's service field.

We also continue to extend the powerful Better Homes and Gardens brand. In June, we announced a strategic alliance with Home Interiors and Gifts, one of the largest direct marketers of home décor accessories in the US, to create and sell a premium line of home décor products that will be known as "The Better Homes and Gardens Collection." This is an exciting opportunity to extend the Better Homes and Gardens' brand with an exclusive product line to Home Interiors' large and loyal customer base.

Ladies' Home Journal continued its strong performance. The title posted a 33 percent gain in advertising pages in the fourth quarter, which follows the same 33 percent growth rate in the third quarter.

Better Homes and Gardens and Ladies' Home Journal's combined market share of advertising revenue in the women's service field increased to more than 43 percent for the twelve months ended with the June issues, according to PIB.

Mid-Sized titles

In the fourth quarter, the performance of our mid-sized titles was driven by strong advertising demand, and rate base and frequency growth. Let's take a look at Midwest Living and MORE in particular.

Midwest Living continued its outstanding performance in the fourth quarter. The July-August issue set a record for advertising revenues for that particular issue. Including the July-August issue, seven of the last eight issues have set advertising revenue records for that particular issue at the time it was released. Midwest Living's focus on regional travel and entertainment remains popular with readers and advertisers. In early calendar 2003, we raised the rate base of Midwest Living to 850,000 from 815,000.

MORE's advertising pages increased more than 30 percent in the fourth quarter. Early in calendar 2003, we raised MORE's rate base to 850,000 from 750,000. Looking forward, MORE's rate base will be 950,000 in 2004 and 1 million in 2005. The higher rate base allows us to raise advertising rates and attract more non-endemic advertisers to the magazine. A rate base of 1 million is also a clear indication of success in our industry. During the past ten years, only 22 magazines have reached a 1 million rate base.

American Baby

We are pleased with our progress with the American Baby Group. We have taken the American Baby brand, which is strong but was not fully developed, and improved it by utilizing our market research, promotional expertise, and our ability to generate group advertising sales. For example, by providing market research on new and Hispanic mothers to Procter & Gamble, we generated additional advertising pages in the American Baby titles. Conversely, by emphasizing our reach to younger women through American Baby, we secured incremental advertising pages in several of our existing magazines from Allstate Insurance.

Retail Programs

We continue developing innovative programs with leading retailers to increase advertising sales, improve newsstand demand for our titles, and assist advertisers in building links between retailers and the end consumer.

The Better Homes and Gardens Experience has enjoyed a very successful summer. The interactive mobile tour - which brings the best editorial content from our flagship brand to life for consumers through demonstrations and seminars on gardening, cooking, decorating and crafts - had a strong run at 10 Wal-Mart stores across the country and is now traveling to family-oriented fairs and festivals. During the summer, The Better Homes and Gardens Experience will showcase our brands and those of our advertising clients, such at Mattel and GMC, to more than 3.5 million consumers. In addition, the tour generated national press coverage on CNN and local coverage on many local television stations and in many local newspapers.

Also working with Wal-Mart, we will custom publish a 2004 calendar. We will poly-bag the calendar and a special health guide from Ladies' Home Journal, with the November 2003 issue of the magazine.

This package will be available exclusively at Wal-Mart stores. It will provide a unique value to Wal-Mart customers and assist in generating newsstand sales.

We continue building our relationship with The Home Depot. For example, we are producing the curriculum for several of its popular in-store clinics. We also developed a new home owners' guide for The Home Depot that, together with the Yellow Pages, will be delivered to families who have recently moved. Additionally, The Home Depot is utilizing our popular Home Improvement 1-2-3 book as a premium for its customers who purchase Ridgid brand power tools.

Another key focus of our retail program is developing projects with leading supermarket and drug store chains. For Publix Super Markets, a leading food retailer in the Southeast, we will custom publish six magazines during fiscal 2004 which will be mailed to the chain's customers and distributed in stores. In addition to the magazines, this program includes in-store promotions and circulars tied to the magazine mailings.

Corporate Solutions

Meredith Corporate Solutions, which provides advertisers cross-platform programs that deliver a consistent message to consumers across our group, has developed a program with J.C. Penney to promote the retailer's home furnishing lines. The program, which kicks off this fall, includes advertising in several of our magazines, along with an in-store program, in which editors from Better Homes and Gardens will offer decorating advice to shoppers in 10 selected J.C. Penney department stores. In addition, as part of the program we will launch a special "mini site" on bhg.com, which will allow users to virtually remake their rooms, using J.C. Penney home furnishings.

Integrated Marketing

Our integrated marketing business posted a strong quarter. Revenues grew significantly and profits were higher, reflecting new business and growth of existing customer business. These relationships position integrated marketing to produce solid results in fiscal 2004.

Interactive Media

With that look at our integrated marketing business, let me briefly discuss our interactive media business. Page views and unique visitors continued to grow strongly in the fourth quarter. Page views rose more than 70 percent and unique visitors more than doubled. As we noted at the Mid-Year Media review, we achieved our objective of generating 1.5 million magazine orders over the Internet. Generating magazine orders over the Internet continues to be a priority due to the cost benefits compared to traditional subscription generation techniques.

Books

As Bill noted earlier, our book operations posted another solid quarter to wrap up a very strong year. The quarterly performance reflects strong demand for the Trading Spaces Behind the Scenes book and our 1-2-3 series of books sold at The Home Depot stores.

Our strategy to produce high quality products based on our own brands and brands licensed from others, in combination with more aggressive marketing efforts, was the driver to our book performance. This strategy not only diversifies our revenue and profit sources, it has opened distribution beyond traditional retail book outlets to non-traditional channels.

Looking forward, we have a strong pipeline of new products that will be released in the first quarter of fiscal 2004. For example, the second and third books in the Trading Spaces three-book series, titled Make it Yours and Color, respectively, are scheduled to go on sale at retail on August 19th. To date, we have received more than 300,000 customer commitments for each book.

This fall, we will begin selling the first in a series of four books based on the popular television network, Home & Garden Television. In the next two years, we will publish a series of HGTV-branded books focusing on topics such as home design and decor, landscaping, and gardening.

Summary

To summarize, our Publishing Group performed very well in both the fourth quarter and the full fiscal year, producing strong revenue and profit growth.

Looking forward to the first quarter of fiscal 2004, our advertising revenues are running up in the mid-teens and are up in the mid-single digits, excluding the American Baby Group.

With that, I'll turn it over to Kevin for a Broadcasting update.

BROADCASTING

KEVIN O'BRIEN

Thanks Steve. I'll start with a quick look at our broadcasting results. I'll discuss our ratings gains in the May book, which builds on our improvements in the November and February sweeps. I'll provide our viewpoint on the regulatory environment. Then, I'll talk about our Cornerstone programs, which leverage our publishing assets and generate incremental advertising revenue. Last, I will speak to an exciting opportunity to expand into the Hispanic market.

For the fourth quarter:

  Adjusted operating profit grew 23 percent.
  We improved our EBITDA margin, to 32 percent from 26 percent.
  As Bill said, our same-station revenues grew 5 percent, while the industry was up only 2 percent, according to TVB.

For the twelve months:

  Adjusted operating profit rose 47 percent.
  Our EBITDA margin grew to 30 percent from 24 percent, and
  Same station revenues grew 15 percent.

Our revenue growth reflects our ability to leverage our previous ratings gains through aggressive marketing programs. Combined with disciplined expense management, our top-line growth resulted in the fifth consecutive quarter of year-over-year EBITDA margin growth.

The new culture at Meredith Broadcasting demands highly-rated product, in particular top-quality newscasts; high standards for sales performance; and prudent expense management. This combination will lead not only to further revenue growth, but also to attainment of our long-term EBITDA margin objective.

Ratings

As Bill noted, most of our stations posted ratings gains in the May sweeps, building on improved ratings in the November and February books. Let me provide a few highlights from the May ratings book. All of the ratings data are for the key adults 25-54 demographic.

In particular, we continued improving WGCL in Atlanta, our largest market. At 6 p.m., our newscast rating rose 43 percent and our 6 to 7 a.m. newscast more than doubled. At 5 p.m., our newscast rating tripled and we took market share from the competition. Overall, we were the only station in the Atlanta market to grow or maintain share for every one of its newscasts.

KPHO in Phoenix grew ratings 60 percent for its 5 p.m. newscast. The station's 5:30 and 6 a.m. newscasts each doubled its rating.

In Hartford, WFSB continued as the market's news leader and improved its position. Its 5 to 6 a.m. newscast rating increased 11 percent. Its noon newscast grew by 70 percent and its 5 p.m. and 5:30 p.m. newscasts were number one in the market. Overall, all but one of WSFB's newscasts were number one in their respective time period.

Our duopoly in Portland continued to progress in terms of ratings. KPTV, our FOX affiliate, posted gains for all of its newscasts. In particular, its late news rating grew 64 percent and its share rose from 8 to 12. KPTV's late newscast is now ranked 14th out of the more than 170 primetime newscasts in the country.

Most of our other stations also posted ratings gains in the May book. Here are some highlights:

  In Las Vegas, KVVU's late news increased 41 percent, while the 7 to 9 a.m. newscast rose 50 percent.
  WSMV in Nashville regained the market's top position for its late news and its 5 and 6 p.m. newscasts.
  In Greenville, WHNS' late news improved 13 percent, while its early evening block of sitcoms was up 53 percent.

Regulatory Viewpoint

Now, let me provide our perspective on the new media ownership rules. While these changes create more flexibility for us to pursue strategic opportunities, uncertainty remains as witnessed by Congressional activity to alter the new rules. Our primary focus remains improving the performance of our existing station group. We will make intelligent decisions to enhance shareholder value as circumstances warrant.

As we have previously stated, we like duopolies. We believe the opportunity for us to form more duopolies is better in our mid-tier markets.

We have no interest in newspaper ownership. We are examining the synergies of operating a news-focused radio station in certain markets where we operate television stations.

Cornerstones

Now, let me briefly discuss our Cornerstone programs, which are unique to Meredith. In these programs, we combine content from Better Homes and Gardens, Ladies' Home Journal and other Meredith publications with local advertising. Revenues from our Cornerstone programs rose 169 percent to $11 million in fiscal 2003. We are increasing the frequency of these programs and the size of the publications, which will increase advertising revenue. We are also exploring the potential of syndicating our Cornerstone programs to non-Meredith markets.

TV Azteca

Before closing, let me mention an exciting opportunity. In early June, we announced a joint sales agreement with TV Azteca, a leading Mexican television network that provides a variety of programming to Spanish-speaking audiences in the US. This programming includes morning and evening news coverage from Mexico City, talk shows, and sports programming including soccer. We will market and manage television commercial spots on the Azteca America affiliate in Las Vegas. This agreement adds an additional revenue source and provides an avenue for advertisers to reach Hispanic viewers in Las Vegas.

First Quarter Pacings

Looking forward, broadcast pacings are currently up in the mid single-digits for the first quarter of fiscal 2004. Broadcast pacings are a snapshot in time and change frequently. Due to the political advertising that was booked late in the first quarter of fiscal 2003, we expect pacings to end the first quarter of fiscal 2004 up in the low single digits. However, excluding political advertising, we expect pacings to be up in the high single digits to low double digits in the first quarter of fiscal 2004.

Now I'll turn it over to Suku for a financial update.

FINANCIAL

SUKU RADIA

Thanks Kevin.

As you've heard, we produced record quarterly results in the fourth quarter. Let me summarize a few key results for the fourth quarter and twelve months:

  Adjusted net earnings grew 26 percent in the quarter and 31 percent in fiscal 2003.
  Our adjusted operating profit margin rose nearly one percentage point to 19 percent, from 18 percent in the quarter, and for the fiscal year it rose to 16 percent from 15 percent.
  Net interest expense was $6.1 million in the fourth quarter of 2003, versus adjusted net interest expense of $8.1 million in the comparable quarter. Total debt was $375 million at June 30, 2003, compared to $385 million at June 30, 2002 despite our $115 million purchase of the American Baby Group. We reduced debt $39 million in our fiscal fourth quarter.
  Our effective tax-rate remained at 38.7 percent.
  Capital expenditures were $5.5 million in the quarter and $26.6 million in the twelve months. We expect total fiscal 2004 capital spending to approximate $30 to $35 million. And,
  We repurchased approximately 202,000 shares in the fourth quarter of fiscal 2003. As of June 30th, we had repurchased approximately 762,000 shares in fiscal 2003.

With that summary, let's take a look forward.

Fiscal 2003 included $20.9 million in net political advertising revenues, of which $6.3 million were in the first quarter and $14.1 million were in the second quarter. This will create challenging comparisons in the first half of fiscal 2004, especially in the second quarter.

We believe low double digit earnings per share growth is realistic for the first quarter and twelve months of fiscal 2004. In the first quarter of fiscal 2003, we reported $0.32 per share in earnings before the cumulative effect of an accounting change related to SFAS No. 142.

Now, I'll turn the call back to Bill.

BILL KERR

Thank you, Suku. This concludes our formal remarks. At this time, we will address your questions.